UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 15, 2007

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

    On February 15, 2007, we announced our proved natural gas and oil reserves at December 31, 2006, and provided other information about our year-end reserves.  A copy of the press release is attached as Exhibit 99.A. The attached Exhibit is not filed, but is furnished to comply with Item 2.02 of Form 8-K.

Item 7.01 Regulation FD Disclosure.

    On February 15, 2007, we provided production guidance for 2007 and provided information about our 2007 capital program.  A copy of the press release is attached as Exhibit 99.A.  The press release contained a typographical error and incorrectly stated that production capital expenditures were $1.193 million for 2006.  The correct amount of capital expenditures was $1,193 million.  The information disclosed in this Item 7.01 and the corresponding exhibit listed under Item 9.01 of this Current Report on Form 8-K are being furnished solely for the purpose of complying with Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.A	Press Release dated February 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated:  February 15, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated February 15, 2007.